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                                                                   EXHIBIT 99(K)

                                    FORM OF
                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints R. Wesley Burns, Jeffrey M. Sargent, Robert W. Helm, Keith T. Robinson, Jeffrey S. Puretz, Jack W. Murphy, David A. Vaughan, and Brendan C. Fox and each of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for the undersigned in any and all capacities to sign the Registration Statement of PIMCO Funds and any post-effective amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.



Date:________,2000      ______________________________________
                        Guilford C. Babcock



Date:________,2000      ______________________________________
                        Thomas P. Kemp, Sr.



Date:________,2000      ______________________________________
                        Brent R. Harris



Date:________,2000      ______________________________________
                        William J. Popejoy



Date:________,2000      ______________________________________
                        Vern O. Curtis



Date:________,2000      ______________________________________
                        John P. Hardaway



Date:________,2000      ______________________________________
                        R. Wesley Burns



Date:________,2000      ______________________________________
                        E. Philip Cannon



Date:________,2000      ______________________________________
                        J. Michael Hagan